Exhibit 99.1

For release Jan. 24, 2012, 6:00am PT

Clearwire Reports Selected Preliminary Fourth Quarter 2011 Results

BELLEVUE, Wash. – January 24, 2012 – Clearwire Corporation (NASDAQ: CLWR), a leading provider of 4G wireless broadband services in the U.S., today reported selected preliminary financial and operating results for fourth quarter 2011.

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Record quarterly revenues of approximately $362 million are estimated for fourth quarter 2011, representing a more than doubling of revenues from the prior year’s fourth quarter. Retail revenues are estimated to be approximately $198 million and wholesale revenues are estimated to be approximately $164 million for the period, representing 1% and 20% sequential growth, respectively, over third quarter 2011 retail and wholesale revenues.

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Fourth quarter 2011 net wholesale subscriber additions are expected to total approximately 900,000, resulting in approximately 9.1 million ending wholesale subscribers, or 11% growth over third quarter 2011 ending wholesale subscribers. Combined with approximately 1.3 million retail subscribers at the end of the year, the company expects total subscribers at December 31, 2011 to be approximately 10.4 million, representing approximately 140% year over year growth. These results reflect 2.9% wholesale churn and 3.9% retail churn in fourth quarter 2011.

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Fourth quarter 2011 aggregate usage by wholesale customers increased approximately 22% compared to third quarter 2011, driven primarily by growth in aggregate smartphone usage, which increased approximately 30% over the same period. Total 4G network usage by wholesale and retail customers increased 165% during 2011.

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As a result of the growth of its subscriber base and increased network traffic, in conjunction with reductions in cash operating expenses, the Company estimates that fourth quarter 2011 Adjusted EBITDA is positive and improved more than 140% sequentially as compared to the Adjusted EBITDA loss reported in third quarter 2011.

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The Company estimates that cash and cash equivalents and investments at December 31, 2011 were approximately $1.11 billion compared to $711 million at September 30, 2011. Excluding net proceeds from the issuance of additional shares of $716 million and payment of $237 million interest on debt in December, the Company estimates that cash utilized during fourth quarter 2011 was approximately $82 million.

The above amounts are subject to the finalization of the company’s fourth quarter and annual 2011 results. The company plans to release full fourth quarter and annual 2011 financial results in the coming weeks.

About Clearwire

Clearwire Corporation (NASDAQ:CLWR), through its operating subsidiaries, is a leading provider of mobile broadband services. Clearwire’s 4G network currently provides coverage in areas of the U.S. where more than 130 million people live. Clearwire’s open all-IP network, combined with significant spectrum holdings, provides an unprecedented combination of speed and mobility to deliver next generation broadband access. The company markets its 4G service through its own brand called CLEAR® as well as offering 4G services through its wholesale relationships with companies such as Sprint, Comcast, Time Warner Cable, Locus Telecommunications, Cbeyond, Mitel, United Online, Simplexity, and Best Buy. Strategic investors include Intel Capital, Comcast, Sprint, Google, Time Warner Cable, and Bright House Networks. Clearwire is headquartered in Bellevue, Wash. Additional information is available at http://www.clearwire.com.

Forward-Looking Statements

This release, and other written and oral statements made by Clearwire from time to time, contain forward-looking statements which are based on management’s current expectations and beliefs, as well as on a number of assumptions concerning future events made with information that is currently available. Forward-looking statements may include, without limitation, management’s expectations regarding future financial and operating performance and financial condition; proposed transactions; network development and market launch plans; strategic plans and objectives; industry conditions; the strength of the balance sheet; and liquidity and financing needs. The words “will,” “would,” “may,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” “designed,” “plan” and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside of Clearwire’s control, which could cause actual results to differ materially and adversely from such statements. Some factors that could cause actual results to differ are:

•	We have a history of operating losses and we expect to continue to realize significant net losses for the foreseeable future.

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If our business fails to perform as we expect or if we incur unforeseen expenses in the near term, we will require additional capital to fund our current business. Also, we will need substantial additional capital over the intermediate and long-term. Such additional capital may not be available on acceptable terms or at all. If we fail to obtain additional capital, our business prospects, financial condition and results of operations will likely be materially and adversely affected, and we will be forced to consider all available alternatives.

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Our current plans and projections are based on a number of assumptions about our future performance, which may prove to be inaccurate, such as our ability to substantially expand our wholesale business and implement various cost savings initiatives.

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Our business has become increasingly dependent on our wholesale partners, and Sprint in particular. If we do not receive the amount of revenues we expect from existing wholesale partners or if we are unable to enter into new agreements with additional wholesale partners for new wholesale commitments, our business prospects, results of operations and financial condition could be adversely affected, or we could be forced to consider all available alternatives.

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We regularly evaluate our plans, and we may elect to pursue new or alternative strategies which we believe would be beneficial to our business, including among other things, expanding our network coverage to new markets, augmenting our network coverage in existing markets, changing our sales and marketing strategy and/or acquiring additional spectrum. Such modifications to our plans could significantly change our capital requirements.

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We believe we will need to deploy LTE on our wireless broadband network, alongside mobile WiMAX, to be able to continue to operate in the long term. We will incur significant costs to deploy such technology, and will need to raise substantial additional capital to cover such costs and fund our operations. Additionally, LTE technology, or other alternative technologies that we may consider, may not perform as we expect on our network and deploying such technologies would result in additional risks to the company, including uncertainty regarding our ability to successfully add a new technology to our current network and to operate dual technology networks without disruptions to customer service, as well as our ability to generate new wholesale customers for the new network.

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We currently depend on our commercial partners to develop and deliver the equipment for our legacy and mobile WiMAX networks, and will be dependent on commercial partners to deliver equipment and devices for our planned LTE network as well.

•	Many of our competitors for our retail business are better established and have significantly greater resources, and may subsidize their competitive offerings with other products and services.

•	Our substantial indebtedness and restrictive debt covenants could limit our financing options and liquidity position and may limit our ability to grow our business.

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Sprint owns just less than a majority of our common shares, is our largest shareholder, and has the contractual ability to obtain enough shares to hold the majority voting interest in the company, and Sprint may have, or may develop in the future, interests that may diverge from other stockholders.

•	Future sales of large blocks of our common stock may adversely impact our stock price.

For a more detailed description of the factors that could cause such a difference, please refer to Clearwire’s filings with the Securities and Exchange Commission, including the information under the heading “Risk Factors” in our Annual Report on Form 10-K filed on February 22, 2011 and subsequent Form 10-Q filings. Clearwire assumes no obligation to update or supplement such forward-looking statements.

CONTACTS:

Investor Relations:

Alice Ryder, 425-636-5828

alice.ryder@clearwire.com

Media Relations:

Susan Johnston, 425-216-7913

susan.johnston@clearwire.com

JLM Partners for Clearwire:

Mike DiGioia or Jeremy Pemble, 206-381-3600

mike@jlmpartners.com or jeremy@jlmpartners.com

Definition of Terms

The company utilizes certain non-GAAP financial measures which are widely used in the telecommunications industry and are not calculated based on accounting principles generally accepted in the United States of America (GAAP). Other companies may calculate these measures differently.

Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is defined as consolidated operating loss less depreciation and amortization expenses, non-cash expenses related to operating leases (towers, spectrum leases and buildings), stock-based compensation expense, loss from abandonment of network and other assets, impairment charges, charges for differences between recorded amounts and the results of physical counts, and charges for excessive and obsolete network equipment and CPE inventory. Fourth quarter 2011 preliminary Adjusted EBITDA excludes charges and write-offs related to abandonment of network and other assets and cease-to-use network liabilities that are estimated to total $200 to $250 million.

In a capital-intensive industry, management believes Adjusted EBITDA to be a meaningful measure of the company’s operating performance. The company provides this non-GAAP measure as a supplemental performance measure because management believes it facilitates comparisons of the company’s operating performance from period to period and comparisons of the company’s operating performance to that of other companies by backing out potential differences caused by non-cash expenses related to long-term leases, share-based compensation and non-cash write-downs. Because this non-GAAP measure facilitates internal comparisons of the company’s historical operating performance, management also uses this non-GAAP measure for business planning purposes and in measuring the company’s performance relative to that of its competitors. In addition, Clearwire believes that Adjusted EBITDA and similar measures are widely used by investors, financial analysts and credit rating agencies as a measure of the company’s financial performance over time and to compare the company’s financial performance with that of other companies in the industry.

Clearwire expects fourth quarter 2011 Adjusted EBITDA to be positive and to have improved more than 140% sequentially as compared to reported Adjusted EBITDA loss in third quarter 2011. Reconciliations of third quarter 2011 Adjusted EBITDA loss can be found in the company’s Form 8-K filed on November 2, 2011.

Fourth quarter 2011 preliminary Adjusted EBITDA is an estimate and subject to accounting adjustments. Historical and preliminary Adjusted EBITDA are not indications of future Adjusted EBITDA. The company expects to provide guidance on its upcoming earnings call for 2012 Adjusted EBITDA which will incorporate the terms of the November 30, 2011 Amendment to the Sprint 4G MVNO Agreement.

Churn, which measures customer turnover, is calculated as the number of subscribers that terminate service in a given month divided by the average number of subscribers in that month using the actual number of subscribers. Subscribers that discontinue service in the first 30 days of service for any reason, or in the first 90 days of service under certain circumstances, are deducted from the company’s gross customer additions and therefore not included in any of the churn calculations. Wholesale churn is calculated as the wholesale subscriber deactivations during the reporting period divided by the weighted average wholesale subscriber base for the period divided by the number of months in the period. Retail churn is calculated as the retail subscriber deactivations during the reporting period divided by the weighted average retail subscriber base for the period divided by the number of months in the period. Management uses churn to measure retention of the company’s subscribers, to measure changes in customer retention over time, and to help evaluate how changes in the business affect customer retention. The company believes investors use churn primarily as a tool to track changes in the company’s customer retention. Other companies may calculate this measure differently.

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